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                                 Exhibit 7(b)



     (b) FORM OF APPLICATION SUPPLEMENT FOR PUTNAM POLICY (33114)
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[PARAGON
 LIFE INSURANCE
 COMPANY LOGO HERE]

                             APPLICATION SUPPLEMENT
--------------------------------------------------------------------------------

1. Proposed Insured
                   -------------------------------------------------------------
                              Last         First          MI            Maiden

2. Date of Birth      /     /             3.  Sex:    [_]  Male    [_]  Female
                 -----------------

4. Applicant (if other than proposed insured)
                                              ----------------------------------
                                                  Last         First         MI

5. Owner                      6. Owner Social Security Number    -       -
        ------------------                                    ------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

  7. Net Premium Allocation (0 or minimum of 10%. Percentages must be in whole numbers total 100%. If incomplete, initial allocation will be 100% in PCM
      Money Market Fund):

      [_]  Putnam VT Asia Pacific Growth Fund.......................           %
                                                                    -----------
      [_]  Putnam VT Diversified Income Fund .......................           %
                                                                    -----------
      [_]  Putnam VT Asset Allocation Fund..........................           %
                                                                    -----------
      [_]  Putnam VT Growth Fund ...................................           %
                                                                    -----------
      [_]  Putnam VT Growth and Income Fund ........................           %
                                                                    -----------
      [_]  Putnam VT High Yield Fund ...............................           %
                                                                    -----------
      [_]  Putnam VT International Growth Fund .....................           %
                                                                    -----------
      [_]  Putnam VT International Growth And Income Fund...........           %
                                                                    -----------
      [_]  Putnam VT International New Opportunities Fund ..........           %
                                                                    -----------
      [_]  Putnam VT Money Market Fund .............................           %
                                                                    -----------
      [_]  Putnam VT New Opportunities Fund ........................           %
                                                                    -----------
      [_]  Putnam VT Income Fund ...................................           %
                                                                    -----------
      [_]  Putnam VT Utilities Growth and Income Fund ..............           %
                                                                    -----------
      [_]  Putnam Voyager Fund .....................................           %
                                                                    -----------

  8.  Suitability Information:

      a. Have you received a prospectus for the policy/certificate applied for? Yes [_] No [_]

                 Date of Prospectus:     /     /
                                    -----------------

                 Date of any supplement:     /     /
                                        -----------------

      b. Do you understand that:
           (i) the death benefit will increase or decrease depending on investment experience, and
          (ii) the cash surrender values will increase or decrease, even be reduced to zero, depending on the investment experience, and
         (iii)   there is no guaranteed cash surrender.  [_] Yes   [_] No

      c Do you believe that the policy/certificate applied for meets your insurance objectives and your anticipated financial needs?
         Yes [_]  No [_]

  9. Signatures:  Dated at                                        on
                          ---------------------------------------    -----------------------------------------
                             City,           State              Month             Day             Year

---------------------------------     --------------------------------------------     -----------------------------------------
Proposed Insured                      Owner (if other than Applicant)                 Applicant (if other than Proposed Insured)

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This is a part of the application and will be part of the policy/certificate, if one is issued.

                                      1a